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                                                      REGISTRATION NO. 33-95684
===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           ------------------------

                              EMCARE HOLDINGS INC.
             (Exact Name of Registrant as Specified in Its Charter)

     DELAWARE            1717 MAIN STREET, SUITE 5200           13-3645287
 (State or Other             DALLAS, TEXAS 75201             (I.R.S. Employer
 Jurisdiction of                (214) 712-2000              Identification No.)
Incorporation or        (Address of Principal Executive
 Organization)            Offices Including Zip Code)

                           ------------------------

                              EMCARE HOLDINGS INC.
                     AMENDED AND RESTATED STOCK OPTION AND
                         RESTRICTED STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                           ------------------------

                             ROBERT F. ANDERSON II
    CHIEF FINANCIAL OFFICER, SENIOR VICE PRESIDENT, TREASURER, AND SECRETARY
                              EMCARE HOLDINGS INC.
                          1717 MAIN STREET, SUITE 5200
                              DALLAS, TEXAS 75201
                    (Name and Address of Agent For Service)



                           ------------------------

                                 (214) 712-2000
         (Telephone Number, Including Area Code, of Agent For Service)

                           ------------------------



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                  This Registration Statement No. 33-95684 (the "Registration
Statement") registered an aggregate of 1,250,000 shares of Common Stock, par value $.01 (the "Securities"), of EmCare Holdings Inc. (the "Registrant).

                  On September 10, 1997, the Registrant became a wholly-owned subsidiary of Laidlaw Inc. following a merger. As a result of the merger, it is anticipated that the Registrant's Securities will no longer be registered under the Securities Act of 1934, as amended. Accordingly, the Registrant is removing the Securities from registration under the Securities Act of 1933, as amended.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 12th day of September, 1997.

                                            EMCARE HOLDINGS INC.



                                            By:      /s/ Robert F. Anderson II
                                                -------------------------------
                                            Name:    Robert F. Anderson II
                                            Title:   Chief Financial Officer,
                                                     Senior Vice President,
                                                     Treasurer, and Secretary

                    [SIGNATURES CONTINUED ON THE NEXT PAGE]





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                  Pursuant to the requirements of the Securities Act, this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             NAME AND SIGNATURE                              TITLE                              DATE
-----------------------------------------   ----------------------------------         ------------------

/s/ Leonard M. Riggs, Jr., M.D.             Chief Executive Officer                    September 12, 1997
-----------------------------------------
LEONARD M. RIGGS, JR., M.D.


/s/ William F. Miller, III                  President and Chief                        September 12, 1997
-----------------------------------------          Operating Officer
WILLIAM F. MILLER, III


/s/ Robert F. Anderson II                   Chief Financial Officer, Senior            September 12, 1997
-----------------------------------------          Vice President, Treasurer,
ROBERT F. ANDERSON II                              and Secretary


/s/ Andrew G. Buck                          Chief Accounting Officer and               September 12, 1997
-----------------------------------------          Vice President
ANDREW G. BUCK


/s/ James R. Bullock                        Director                                   September 12, 1997
-----------------------------------------
JAMES R. BULLOCK


/s/ Leslie W. Haworth                       Director                                   September 12, 1997
-----------------------------------------
LESLIE W. HAWORTH


/s/ Ivan R. Cairns                          Director                                   September 12, 1997
-----------------------------------------
IVAN R. CAIRNS




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